ADDENDUM
                                       TO
                             STOCK OPTION AGREEMENTS


                  The following provisions are hereby incorporated into, and are hereby made a part of, the terms and provisions governing each option granted to ____________________ ("Optionee") under the Alexander & Baldwin, Inc. 1989 Stock Option/Stock Incentive Plan or the Alexander & Baldwin, Inc. 1998 Stock Option/Stock Incentive Plan and outstanding on ______________, 2006. Each such option ("Option") is more particularly identified in attached Schedule I, and the applicable stock option agreement for each such Option is hereby amended to incorporate the terms and provisions of this Addendum, with such terms and provisions to have the same force and effect as if expressly set forth in such stock option agreement.

                  This Addendum shall be effective as of October 26, 2006.

                        LIMITED TRANSFERABILITY OF OPTION

1. The Option may be assigned in whole or in part during Optionee's lifetime to a revocable living trust established for the exclusive benefit of Optionee or the Optionee and his or her spouse, to the extent such assignment is in connection with the Optionee's estate plan. The assigned portion shall be exercisable only by the person who acquires a proprietary interest in the Option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for the Option immediately prior to such assignment and shall be set forth in such documents to be executed by the assignee as the Corporation deems appropriate.

2. Should the Optionee die while holding the Option, then the Option shall be transferred in accordance with Optionee's will or the laws of inheritance. However, Optionee may designate one or more persons as the beneficiary or beneficiaries of the Option, and the Option shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee's death while holding the Option. Such beneficiary or beneficiaries shall take the transferred Option subject to all the terms and conditions of the stock option agreement evidencing the Option, including (without limitation) the limited time period during which the Option maybe exercised following Optionee's death.

3. Except for the limited transferability provided by the foregoing, the Option shall not be assignable or transferable and shall be exercisable only by the Optionee during his or her lifetime.

                  IN WITNESS WHEREOF, Alexander & Baldwin, Inc. has caused this Addendum to be executed by its duly authorized officer, effective as of the Effective Date specified above.



                                                ALEXANDER & BALDWIN, INC.

                                                By: ___________________________
                                                Title: ________________________





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                                   SCHEDULE I

                           OPTIONS SUBJECT TO ADDENDUM

         The terms and provisions of the Addendum relating to the Limited Transferability of Options shall apply to each of the following options outstanding on the Effective Date of such Addendum:

         1989 STOCK OPTION/STOCK INCENTIVE PLAN

                                          Original Number      Current Number
                                               of                    of
         Grant Date     Exercise Price     Option Shares        Option Shares
         ----------     --------------    ----------------     --------------














         1998 STOCK OPTION/STOCK INCENTIVE PLAN

                                          Original Number      Current Number
                                               of                    of
         Grant Date     Exercise Price     Option Shares        Option Shares
         ----------     --------------    ----------------     --------------